Exhibit 99.2

Independence
Realty Trust
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
Q1 2021
*Talison Row at Daniel Island, South Carolina*

NYSE: IRT

WWW.IRTLIVING.COM

TABLE OF CONTENTS

Company Information	3

Forward-Looking Statements	4

Earnings Release Text	5

Financial & Operating Highlights	11

Balance Sheets	12

Statements of Operations, FFO & CORE FFO
Trailing Five Quarters	13
Three Months Ended March 31, 2021 and 2020	14

Adjusted EBITDA Reconciliations and Coverage Ratio
Trailing Five Quarters	15

Same-Store Portfolio Net Operating Income
Trailing Five Quarters	16
Three Months Ended March 31, 2021 and 2020	17

Net Operating Income Bridge	18

Same-Store Portfolio Net Operating Income by Market	19

Total Portfolio NOI Exposure by Market	20

Value Add Summary	21

Debt Summary	22

Debt Covenant & Unencumbered Asset Statistics	23

Definitions	24

Independence Realty Trust

March 31, 2021

Company Information:

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Dallas, Louisville, Memphis, Raleigh and Tampa. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website at www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Financial Communications & Capital Markets
Ted McHugh and Lauren Torres
917-365-7979
IRT@edelman.com

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to capital allocations, including as to the timing and amount of future dividends. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations, cash flows and performance and those of our residents as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2020, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the amount of the quarterly dividend described in this press release.

Independence Realty Trust Announces First Quarter 2021 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – April 28, 2021 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its first quarter 2021 financial results.

First Quarter Highlights

•	Net income available to common shares of $1.1 million for the quarter ended March 31, 2021 compared to a net loss of $0.4 million for the quarter ended March 31, 2020.

•	Earnings per diluted share of $0.01 for the quarter ended March 31, 2021 compared to $0.00 for the quarter ended March 31, 2020.

•	Same store net operating income (“NOI”) growth of 5.3% for the quarter ended March 31, 2021 compared to the quarter ended March 31, 2020.

•

Core Funds from Operations (“CFFO”) of $18.0 million for the quarter ended March 31, 2021 compared to $14.6 million for the quarter ended March 31, 2020. CFFO per share was $0.18 for the first quarter of 2021, as compared to $0.16 for the first quarter of 2020. To note, this reflects the adoption of our new definition of CFFO, where we no longer exclude stock compensation expense or amortization of deferred financing costs from our computation.

•	Adjusted EBITDA of $26.4 million for the quarter ended March 31, 2021 compared to $24.1 million for the quarter ended March 31, 2020.

•	Collected 98.4% of rents billed during the quarter ended March 31, 2021 and 99.2% of rents billed during the quarter ended December 31, 2020.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.

Management Commentary

“We are pleased to report a strong start to the year as vaccine distribution is supporting accelerated re-openings across all of our markets. For the first quarter of 2021, same store NOI increased by 5.3%, led by our continual focus on driving occupancy and rental rates. Our same store occupancy increased 40 basis points since the fourth quarter of 2020, and a sizeable 260 basis points on a year-over-year basis. Rental rates continued to move higher, growing 5.9% over the expiring leases during the first quarter and 4.6% during the second quarter to date. We are excited with the start of this year and remain confident in our growth strategy. As a result, we are raising our 2021 guidance given an improving outlook and the growth potential of our attractive market presence,” said Scott Schaeffer, Chairman and CEO of IRT.

Same Store Property Operating Results

First Quarter 2021 Compared to First Quarter 2020(1)
Rental and other property revenue	5.6% increase
Property operating expenses	6.2% increase
Net operating income (“NOI”)	5.3% increase
Portfolio average occupancy	260 bps increase to 95.3%
Portfolio average rental rate	2.9% increase to $1,129
NOI Margin	20 bps decrease to 61.5%

(1)	Same store portfolio for the three and twelve months ended March 31, 2021 includes 54 properties, which represent 14,995 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude 18 communities that are both part of the same store portfolio and were actively undergoing Value Add renovations during the three months ended March 31, 2021.

First Quarter 2021 Compared to First Quarter 2020(1)
Rental and other property revenue	3.1% increase
Property operating expenses	4.2% increase
Net operating income (“NOI”)	2.5% increase
Portfolio average occupancy	170 bps increase to 95.8%
Portfolio average rental rate	1.7% increase to $1,099
NOI Margin	40 bps decrease to 61.5%

(1)	Same store portfolio, excluding value add, for the three and twelve months ended March 31, 2021 includes 36 properties, which represent 9,439 units.

COVID-19 Metrics (1)(2)

Rent collections	1Q 2021	1Q 2020	4Q 2020
Rent collected for the period presented, as a percentage of rent billed	98.4%	99.1%	99.1%

Deferred payment plans: (3)
Number of deferred payment plans	2	-	13
Amount of monthly rent deferred for period presented	$4	-	$61
Amount of monthly rent deferred for the period presented, as a percentage of rent billed	0.0%	0.0%	0.1%

Combined rent collected and rent subject to deferred payment plans, as a percentage of rent billed	98.4%	99.1%	99.2%

(1)	Dollar amounts in thousands. All metrics presented are as of April 27, 2021 for our total portfolio in the period presented.
(2)	All metrics are based on our internal data, which management uses to monitor property performance on a daily or weekly basis.
(3)

Deferred payment plans allow residents to defer a portion of their monthly rent for one or more months or to repay over time past-due rent which was unpaid due to a COVID-related financial hardship. Residents must provide evidence of hardship and commit to a full 12-month lease term, which allows deferred payments to be repaid over a longer remaining lease term. As of March 31, 2021, there were 104 active deferred payment plans with an aggregate of $44,896 of deferred rent outstanding.

As a result of the COVID-19 pandemic, our bad debt continues to exceed historical levels. During the first quarter, our net bad debt was $433,000 or 80 basis points of revenue. The table below presents additional details on the components of bad debt:

Components of Bad Debt (1)	1Q 2021		1Q 2020		4Q 2020
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Charge-offs, net	$386	0.7%	$337	0.7%	$289	0.5%
Provision for bad debt	$47	0.1%	-	-	$124	0.3%
Net bad debt	$433	0.8%	$337	0.7%	$413	0.8%

(1)

Dollar amounts are in thousands and percentages are as a percentage of total rental and other property income. Bad debt is recorded as a reduction to rental and other property revenue in our consolidated statements of operations.

Operating statistics	April 2021	April 2020	1Q 2021
Rent collected for the period presented, as a percentage of rent billed	96.6%	99.0%	98.4%
Amount of monthly rent deferred for the period presented, as a percentage of rent billed	0.0%	0.6%	0.0%
Combined rent collected and rent subject to deferred payment plans, as a percentage of rent billed	96.6%	99.6%	98.4%
Total portfolio average occupancy	96.0%	92.7%	95.3%
Total portfolio average effective monthly rent per unit	$1,154	$1,106	$1,142
Resident retention rate	49.7%	54.8%	46.4%

Lease-Over-Lease Effective Rent Growth (1)

The table below depicts lease-over-lease effective rent growth for all new and renewal leases entered into during the respective periods for the 54-property same store portfolio.

Lease Type	1Q 2021	2Q 2021 (2)
New Leases	6.8%	9.6%
Renewal Leases	4.8%	3.7%
Total	5.9%	4.6%

(1)

Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.

(2)	For new leases and renewals commencing during 2Q 2021 that were signed as of April 27, 2021.

Value Add Program

We completed renovations on 142 units during the quarter ended March 31, 2021. From inception of our value add program in January 2018 through March 31, 2021, we completed renovations on 3,861 units, achieving a return on investment of 16.1% (18.5% on interior renovation costs) and an average monthly rental increase of 18.5%.

At-the-Market Offering

On November 13, 2020 we entered into an equity distribution agreement pursuant to which we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $150 million (the “ATM Program”) in negotiated transactions or transactions that are deemed to be “at the market” offerings. Under the ATM Program, we may also enter into one or more forward sale transactions for the sale of shares of our common stock on a forward basis. In the three months ended March 31, 2021, we entered into a forward sale transaction under the ATM Program for the forward sale of 2,000,000 shares of our common stock. We expect to physically settle the forward sale transaction by the maturity date (December 15, 2021) of the forward sale transaction. Assuming the forward sale transaction is physically settled in full utilizing the current forward sale price of $14.50 per share, net of sales commissions, we expect to receive net proceeds of approximately $29.0 million, subject to adjustment in accordance with the forward sale transaction.

Financial Flexibility

As of March 31, 2021, we had a total liquidity position of approximately $205.6 million, which includes unrestricted cash, additional capacity under our unsecured line of credit, and approximately $41.2 million of proceeds that we will receive upon settlement of forward sale agreements covering 2,900,000 shares of common stock.

Capital Expenditures

For the three months ended March 31, 2021, recurring capital expenditures for the total portfolio were $1.1 million, or $73 per unit.

Distributions

On March 15, 2021, our Board of Directors declared a quarterly cash dividend of $0.12 per share of our common stock, which was paid on April 23, 2021 to stockholders of record at the close of business on April 2, 2021.

2021 EPS and CFFO Guidance

Given portfolio performance during the quarter ended March 31, 2021, IRT is updating its 2021 full year guidance. EPS per diluted share is projected to be in a range of $0.5 to $0.8. CFFO per diluted share, a non-GAAP financial measure, is projected to be in the range of $0.72 to $0.75 using our new definition of CFFO. Our previous guidance has been adjusted to conform to the current CFFO definition, which now includes the effect of stock compensation expense and amortization of deferred financing costs. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. Also included below are the primary assumptions underlying these estimates. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance
2021 Full Year EPS and CFFO Guidance (1)(2)	Low	High	Low	High
Earnings per share	$0.04	$0.08	$0.05	$0.08
Adjustments:
Depreciation and amortization	0.67	0.67	0.67	0.67
CORE FFO per share allocated to common shareholders	$0.71	$0.75	$0.72	$0.75

(1)

This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2021 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the key guidance assumptions detailed below.

(2)	Per share guidance is based on 102.6 million weighted average shares and units outstanding.

2021 Guidance Assumptions

Our key guidance assumptions for 2021 are enumerated below:

Same Store Communities	Previous 2021 Outlook	Current 2021 Outlook
Number of properties/units	54 properties / 14,955 units	54 properties / 14,955 units
Property revenue growth	2.75% to 4.25%	3.75% to 5.0%
Controllable property operating expense growth	2.0% to 3.0%	3.0% to 4.0%
Real estate tax and insurance expense increase	7.0% to 9.0%	7.0% to 8.0%
Total operating expense growth	4.0% to 5.25%	4.25% to 5.5%
Same store property NOI growth	1.5% to 3.5%	3.25% to 5.0%

Corporate Expenses
General and administrative expenses	$15.5 to $17.0 million (1)	$16.5 to $18.0 million
Property management expenses	$8.5 to $9.2 million (1)	$8.25 to $8.75 million

Interest expense	$34.0 to $35.5 million (1)	$34.0 to $35.5 million

Transaction/Investment Volume
Acquisition volume	None assumed	$100 million to $200 million
Disposition volume	None assumed	$0 million to $100 million

Capital Expenditures
Recurring	$7.0 to $8.0 million	$7.0 to $7.5 million
Value add & non-recurring	$28.5 to $32.5 million	$28.5 to $32.5 million

(1)

During the three months ended March 31, 2021, we updated our definition of CFFO to include the effects of stock compensation expense and the amortization of deferred financing costs. As a result, we have updated our previous 2021 outlook to conform to the new definition. We previously highlighted the impact that this definition change would have on these line items. Please refer to footnotes 2 and 3 on page 10 of our Q4 and Full Year 2020 Supplemental dated February 10, 2021. In addition, please see the updated definition of CFFO within the definitions section of this release.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, April 29, 2021 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.833.789.1330. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, May 6, 2021 by dialing 1.800.585.8367, access code 1235436.

Supplemental Information

We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Dallas, Louisville, Memphis, Raleigh and Tampa. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on IRT’s website at www.irtliving.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to capital allocations, including as to the timing and amount of future dividends. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations, cash flows and performance and those of our residents as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2020, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the amount of the quarterly dividend described in this press release.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Torres

917-365-7979

IRT@edelman.com

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except per share data

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$1,086	$13,261	$1,090	$789	$(372)
Earnings (loss) per share -- diluted	$0.01	0.14	$0.01	$0.01	$0.00
Rental and other property revenue	$54,811	$53,923	$54,001	$52,087	$51,156
Property operating expenses	$20,838	$20,138	$22,129	$20,974	$19,737
Net operating income	$33,973	$33,785	$31,872	$31,113	$31,419
NOI margin	62.0%	62.7%	59.0%	59.7%	61.4%
Adjusted EBITDA	$26,389	$28,534	$27,081	$25,643	$24,081
CORE FFO per share (c)	$0.18	$0.22	$0.20	$0.19	$0.19
Dividends per share	$0.12	$0.12	$0.12	$0.12	$0.18
CORE FFO payout ratio	66.7%	54.5%	60.0%	63.2%	94.7%
Portfolio Data:
Total gross assets	$1,970,979	$1,962,895	$1,914,900	$1,916,424	$1,949,494
Total number of properties	56	56	58	58	58
Total units	15,667	15,667	15,805	15,805	15,805
Period end occupancy	95.5%	95.3%	94.4%	93.5%	92.7%
Total portfolio average occupancy	95.4%	95.0%	94.1%	92.9%	92.5%
Total portfolio average effective monthly rent, per unit	$1,142	$1,136	$1,118	$1,108	$1,100
Same store period end occupancy (a)	95.5%	95.3%	94.3%	93.6%	93.0%
Same store portfolio average occupancy (a)	95.3%	94.9%	94.0%	93.1%	92.7%
Same store portfolio average effective monthly rent, per unit (a)	$1,129	$1,121	$1,111	$1,107	$1,097
Capitalization:
Total debt	$947,631	$945,686	$1,004,237	$1,008,911	$1,049,541
Common share price, period end	$15.20	$13.43	$11.59	$11.45	$8.94
Market equity capitalization	$1,561,165	$1,376,283	$1,107,144	$1,093,822	$853,600
Total market capitalization	$2,508,796	$2,321,969	$2,111,381	$2,102,733	$1,903,141
Total debt/total gross assets	48.1%	48.2%	52.4%	52.6%	53.8%
Net debt to Adjusted EBITDA (pro forma) (b)	8.2x	8.2x	9.1x	9.2x	9.0x
Interest coverage	3.1x	3.2x	3.0x	2.8x	2.5x
Common shares and OP Units:
Shares outstanding	102,033,733	101,803,762	94,823,806	94,741,146	94,691,806
OP units outstanding	674,515	674,517	701,986	789,134	789,134
Common shares and OP units outstanding	102,708,248	102,478,278	95,525,792	95,530,279	95,480,939
Weighted average common shares and units	102,353,380	95,529,788	95,227,176	95,224,855	91,737,113

(a)	Same store portfolio consists of 54 properties, which represent 14,995 units.
(b)

Reflects pro forma net debt to Adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of items impacting quarterly EBITDA. Actual net debt to Adjusted EBITDA for the five quarters ended March 31, 2021 was 8.9x, 8.3x, 9.3x, 9.7x, and 10.3x, respectively.

(c)	Reflects adjustment to prior periods to conform to our current definition of CFFO. See our definition of CFFO for additional discussion.

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Assets:
Investments in real estate at cost	$1,922,071	$1,916,770	$1,815,754	$1,864,182	$1,856,760
Less: accumulated depreciation	(223,187)	(208,618)	(194,644)	(187,758)	(172,789)
Investments in real estate, net	1,698,884	1,708,152	1,621,110	1,676,424	1,683,971
Real estate held for sale	—	—	49,264	—	—
Cash and cash equivalents	8,653	8,751	9,891	11,652	57,436
Restricted cash	4,449	4,864	7,218	6,509	4,740
Other assets	12,824	12,338	12,945	14,253	10,731
Derivative assets	2,810	—	—	—	—
Intangible assets, net	396	792	—	74	260
Total assets	$1,728,016	$1,734,897	$1,700,428	$1,708,912	$1,757,138
Liabilities and Equity:
Indebtedness, net	$947,631	$945,686	$1,004,237	$1,008,911	$1,049,541
Accounts payable and accrued expenses	24,535	25,416	34,319	28,748	21,250
Accrued interest payable	1,888	1,976	1,888	1,970	2,099
Dividends payable	12,293	12,257	11,449	11,423	17,128
Derivative liabilities	19,540	29,842	33,453	34,614	30,937
Other liabilities	6,991	6,949	6,736	6,860	7,012
Total liabilities	1,012,878	1,022,126	1,092,082	1,092,526	1,127,967
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	1,018	1,018	948	947	947
Additional paid in capital	920,042	919,615	820,105	818,719	817,501
Accumulated other comprehensive income (loss)	(20,497)	(33,822)	(37,688)	(39,099)	(35,750)
Retained earnings (deficit)	(190,151)	(178,751)	(179,834)	(169,585)	(159,045)
Total shareholders' equity	710,412	708,060	603,531	610,982	623,653
Noncontrolling Interests	4,726	4,711	4,815	5,404	5,518
Total equity	715,138	712,771	608,346	616,386	629,171
Total liabilities and equity	$1,728,016	$1,734,897	$1,700,428	$1,708,912	$1,757,138

STATEMENTS OF OPERATIONS, FFO & CORE FFO

TRAILING FIVE QUARTERS

Dollars in thousands, except per share data

	For the Three-Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Revenue:
Rental and other property revenue	$54,811	$53,923	$54,001	$52,087	$51,156
Other revenue	301	165	199	181	194
Total revenue	55,112	54,088	54,200	52,268	51,350
Expenses:
Property operating expenses	20,838	20,138	22,129	20,974	19,737
Property management expenses	1,943	2,183	2,078	2,077	2,156
General and administrative expenses (a)	5,942	3,233	2,912	3,574	5,376
Depreciation and amortization expense	16,552	15,396	15,232	15,231	14,828
Abandoned deal costs	—	—	—	—	130
Casualty losses	359	300	—	411	—
Total expenses	45,634	41,250	42,351	42,267	42,227
Interest expense	(8,385)	(8,872)	(8,917)	(9,202)	(9,497)
Gain on sale (loss on impairment) of real estate assets, net	—	9,394	(1,840)	—	—
Net income (loss)	1,093	13,360	1,092	799	(374)
(Income) loss allocated to noncontrolling interests	(7)	(99)	(2)	(10)	2
Net income (loss) available to common shares	$1,086	$13,261	$1,090	$789	$(372)
EPS - basic	$0.01	$0.14	$0.01	$0.01	$-
Weighted-average shares outstanding - Basic	101,678,865	94,846,369	94,456,987	94,435,722	90,895,488
EPS - diluted	$0.01	$0.14	$0.01	$0.01	$-
Weighted-average shares outstanding - Diluted	102,763,106	95,876,357	95,222,623	95,070,734	90,895,488
Funds From Operations (FFO):
Net Income (loss)	$1,093	$13,360	$1,092	$799	$(374)
Add-Back (Deduct):
Real estate depreciation and amortization	16,472	15,316	15,155	15,156	14,725
Loss on impairment (gain on sale) of real estate assets, net, excluding debt extinguishment costs	—	(9,394)	1,840	—	—
FFO	$17,565	$19,282	$18,087	$15,955	$14,351
FFO per share	$0.17	$0.20	$0.19	$0.17	$0.16
CORE Funds From Operations (CFFO): (b)
FFO	$17,565	$19,282	$18,087	$15,955	$14,351
Add-Back (Deduct):
Other depreciation and amortization	80	80	77	75	103
Abandoned deal costs	—	—	—	—	130
Casualty losses	359	300	—	411	—
CFFO	$18,004	$19,662	$18,164	$16,441	$14,584
CFFO per share	$0.18	$0.21	$0.19	$0.17	$0.16
Weighted-average shares and units outstanding	102,353,380	95,529,788	95,227,176	95,224,855	91,737,113

(a)

Included in the three-months ended March 31, 2021 and 2020 is $2.1 million and $1.7 million, respectively, of stock compensation expense recorded with respect to stock awards granted during the period to retirement eligible employees.

(b)	Reflects adjustment to prior periods to conform to our current definition of CFFO. See our definition of CFFO for additional discussion.

STATEMENTS OF OPERATIONS, FFO & CORE FFO

THREE MONTHS ENDED MARCH 31, 2021 and 2020

Dollars in thousands, except per share data

	For the Three Months Ended March 31,
	2021	2020
Revenue:
Rental and other property revenue	$54,811	$51,156
Other revenue	301	194
Total revenue	55,112	51,350
Expenses:
Property operating expenses	20,838	19,737
Property management expenses	1,943	2,156
General and administrative expenses (a)	5,942	5,376
Depreciation and amortization expense	16,552	14,828
Abandoned deal costs	—	130
Casualty losses	359	—
Total expenses	45,634	42,227
Interest expense	(8,385)	(9,497)
Net income (loss)	1,093	(374)
(Income) loss allocated to noncontrolling interests	(7)	2
Net income (loss) available to common shares	$1,086	$(372)
EPS - basic	$0.01	$0.00
Weighted-average shares outstanding - Basic	101,678,865	90,895,488
EPS - diluted	$0.01	$0.00
Weighted-average shares outstanding - Diluted	102,763,106	90,895,488

Funds From Operations (FFO):
Net Income (loss)	$1,093	$(374)
Adjustments:
Real estate depreciation and amortization	16,472	14,725
Funds From Operations	$17,565	$14,351
FFO per share	$0.17	$0.16
Core Funds From Operations (CFFO): (b)
Funds From Operations	$17,565	$14,351
Adjustments:
Other depreciation and amortization	80	103
Abandoned deal costs	—	130
Casualty losses	359	—
Debt extinguishment costs included in net gains (losses) on sale of assets	—	—
Core Funds From Operations	$18,004	$14,584
CFFO per share	$0.18	$0.16
Weighted-average shares and units outstanding	102,353,380	91,737,113

(a)

Included in the three-months ended March 31, 2021 and 2020 is $2.1 million and $1.7 million, respectively, of stock compensation expense recorded with respect to stock awards granted during the period to retirement eligible employees.

(b)	Reflects adjustment to prior periods to conform to our current definition of CFFO. See our definition of CFFO for additional discussion.

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
ADJUSTED EBITDA:	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Net income (loss)	$1,093	$13,360	$1,092	$799	$(374)
Add-Back (Deduct):
Depreciation and amortization	16,552	15,396	15,232	15,231	14,828
Interest expense	8,385	8,872	8,917	9,202	9,497
Net loss on impairment (gain on sale) of real estate assets	—	(9,394)	1,840	—	—
Abandoned deal costs	—	—	—	—	130
Casualty losses	359	300	—	411	—
Adjusted EBITDA	$26,389	$28,534	$27,081	$25,643	$24,081

INTEREST COST:
Interest expense	$8,385	$8,872	$8,917	$9,202	$9,497

INTEREST COVERAGE:	3.1x	3.2x	3.0x	2.8x	2.5x

SAME STORE PORTFOLIO NET OPERATING INCOME

TRAILING FIVE QUARTERS

Dollars in thousands, except per unit data

	For the Three-Months Ended (a)
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Revenue:
Rental and other property revenue	$51,878	$51,364	$50,843	$49,426	$49,121
Property Operating Expenses:
Real estate taxes	6,457	6,118	6,403	6,539	6,018
Property insurance	1,188	1,195	1,169	1,101	916
Personnel expenses	4,593	4,677	5,039	4,738	4,464
Utilities	2,920	2,730	2,931	2,581	2,793
Repairs and maintenance	1,653	1,552	2,123	1,697	1,547
Contract services	2,029	2,026	2,050	2,071	1,849
Advertising expenses	525	476	587	489	532
Other expenses	590	563	544	487	672
Total property operating expenses	19,955	19,337	20,846	19,703	18,791
Same-store net operating income (a)	$31,923	$32,027	$29,997	$29,723	$30,330
Same-store NOI margin	61.5%	62.4%	59.0%	60.1%	61.7%
Average occupancy	95.3%	94.9%	94.0%	93.1%	92.7%
Average effective monthly rent, per unit	$1,129	$1,121	$1,111	$1,107	$1,097
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$31,923	$32,027	$29,997	$29,723	$30,330
Non same-store net operating income	2,050	1,758	1,875	1,390	1,089
Other revenue	301	165	199	181	194
Property management expenses	(1,943)	(2,183)	(2,078)	(2,077)	(2,156)
General and administrative expenses	(5,942)	(3,233)	(2,912)	(3,574)	(5,376)
Depreciation and amortization expense	(16,552)	(15,396)	(15,232)	(15,231)	(14,828)
Abandoned deal costs	—	—	—	—	(130)
Casualty losses	(359)	(300)	—	(411)	—
Interest expense	(8,385)	(8,872)	(8,917)	(9,202)	(9,497)
Gain on sale (loss on impairment) of real estate assets, net	—	9,394	(1,840)	—	—
Net income (loss)	$1,093	$13,360	$1,092	$799	$(374)

(a)	Same store portfolio consists of 54 properties, which represent 14,995 units.

SAME STORE PORTFOLIO NET OPERATING INCOME

THREE MONTHS ENDED MARCH 31, 2021 and 2020

Dollars in thousands, except per unit data

	For the Three Months Ended March 31,
	2021	2020	% change
Revenue:
Rental and other property revenue	$51,878	$49,121	5.6%
Property Operating Expenses:
Real estate taxes	6,457	6,018	7.3%
Property insurance	1,188	916	29.7%
Personnel expenses	4,593	4,464	2.9%
Utilities	2,920	2,793	4.5%
Repairs and maintenance	1,653	1,547	6.9%
Contract services	2,029	1,849	9.7%
Advertising expenses	525	532	-1.3%
Other expenses	590	672	-12.2%
Total property operating expenses	19,955	18,791	6.2%
Same-store net operating income (a)	$31,923	$30,330	5.3%
Same-store NOI margin	61.5%	61.7%	-0.2%
Average occupancy	95.3%	92.7%	2.6%
Average effective monthly rent, per unit	$1,129	$1,097	2.9%
Reconciliation of same-store net operating income to net income (loss)
Same-store portfolio net operating income	$31,923	$30,330
Non same-store net operating income	2,050	1,089
Other revenue	301	194
Property management expenses	(1,943)	(2,156)
General and administrative expenses	(5,942)	(5,376)
Depreciation and amortization expense	(16,552)	(14,828)
Abandoned deal costs	—	(130)
Casualty losses	(359)	—
Interest expense	(8,385)	(9,497)
Net income (loss)	$1,093	$(374)

(a)	Same store portfolio consists of 54 properties, which represent 14,995 units.

NET OPERATING INCOME (NOI) BRIDGE

TRAILING FIVE QUARTERS

Dollars in thousands

	For the Three-Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Rental and other property revenue
Same store (a)	$51,878	$51,364	$50,843	$49,426	$49,121
Non same-store	2,933	2,559	3,158	2,661	2,035
Total rental and other property revenue	54,811	53,923	54,001	52,087	51,156
Property operating expenses
Same store (a)	19,955	19,337	20,846	19,703	18,791
Non same-store	883	801	1,283	1,271	946
Total property operating expenses	20,838	20,138	22,129	20,974	19,737
Net operating income
Same-store (a)	31,923	32,027	29,997	29,723	30,330
Non same-store	2,050	1,758	1,875	1,390	1,089
Total property net operating income	$33,973	$33,785	$31,872	$31,113	$31,419
Reconciliation of NOI to net income (loss)
Total property net operating income	$33,973	$33,785	$31,872	$31,113	$31,419
Other revenue	301	165	199	181	194
Property management expenses	(1,943)	(2,183)	(2,078)	(2,077)	(2,156)
General and administrative expenses	(5,942)	(3,233)	(2,912)	(3,574)	(5,376)
Depreciation and amortization expense	(16,552)	(15,396)	(15,232)	(15,231)	(14,828)
Abandoned deal costs	—	—	—	—	(130)
Casualty losses	(359)	(300)	—	(411)	—
Interest expense	(8,385)	(8,872)	(8,917)	(9,202)	(9,497)
Gain on sale (loss on impairment) of real estate assets, net	—	9,394	(1,840)	—	—
Net income (loss)	$1,093	$13,360	$1,092	$799	$(374)

(a)	Same store portfolio consists of 54 properties, which represent 14,995 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Atlanta, GA	6	2,020	$7,755	$7,165	8.2%	$2,672	$2,445	9.3%	$5,083	$4,720	7.7%	97.2%	93.9%	3.3%	$1,243	$1,194	4.1%
Raleigh - Durham, NC	6	1,690	6,322	6,043	4.6%	2,106	2,201	-4.3%	4,216	3,842	9.7%	95.6%	92.9%	2.7%	1,207	1,181	2.2%
Memphis, TN	4	1,383	5,110	4,475	14.2%	1,795	1,775	1.1%	3,315	2,700	22.8%	96.7%	88.5%	8.3%	1,207	1,151	4.8%
Louisville, KY	6	1,710	5,396	5,145	4.9%	2,253	2,090	7.8%	3,143	3,055	2.9%	92.5%	89.5%	3.0%	1,020	1,009	1.1%
Columbus, OH	6	1,547	4,946	4,708	5.1%	2,134	2,004	6.5%	2,812	2,704	4.0%	93.3%	93.0%	0.3%	1,082	1,032	4.9%
Tampa-St. Petersburg, FL	4	1,104	4,302	3,942	9.1%	1,810	1,571	15.2%	2,492	2,371	5.1%	93.6%	88.5%	5.1%	1,308	1,252	4.4%
Oklahoma City, OK	5	1,658	3,610	3,491	3.4%	1,512	1,383	9.3%	2,098	2,108	-0.5%	96.6%	95.8%	0.7%	703	681	3.2%
Indianapolis, IN	4	916	3,048	2,873	6.1%	1,259	1,133	11.1%	1,789	1,740	2.8%	96.5%	94.1%	2.3%	1,070	1,030	4.0%
Dallas, TX	3	734	2,715	2,677	1.4%	1,240	1,114	11.3%	1,475	1,563	-5.6%	94.9%	95.9%	-1.0%	1,227	1,202	2.1%
Myrtle Beach, SC - Wilmington, NC	3	628	1,998	1,864	7.2%	654	626	4.5%	1,344	1,238	8.6%	94.7%	89.9%	4.8%	1,058	1,037	2.0%
Charleston, SC	2	518	2,134	2,133	0.0%	924	916	0.9%	1,210	1,217	-0.6%	95.7%	94.6%	1.1%	1,320	1,316	0.3%
Orlando, FL	1	297	1,302	1,356	-4.0%	546	490	11.4%	756	866	-12.7%	96.1%	96.1%	0.0%	1,441	1,496	-3.6%
Charlotte, NC	1	208	1,024	1,068	-4.1%	316	327	-3.4%	708	741	-4.5%	95.9%	98.1%	-2.2%	1,519	1,564	-2.9%
Asheville, NC	1	252	888	883	0.6%	262	262	0.0%	626	621	0.8%	97.0%	96.0%	1.0%	1,148	1,157	-0.8%
St. Louis, MO	1	152	705	710	-0.7%	263	248	6.0%	442	462	-4.3%	93.6%	97.6%	-4.0%	1,467	1,466	0.0%
Huntsville, AL	1	178	623	588	6.0%	209	205	2.0%	414	383	8.1%	98.4%	97.8%	0.6%	1,074	1,010	6.3%
Total/Weighted Average	54	14,995	$51,878	$49,121	5.6%	$19,955	$18,790	6.2%	$31,923	$30,331	5.3%	95.3%	92.7%	2.6%	$1,129	$1,097	2.9%

TOTAL PORTFOLIO NOI EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended March 31, 2021
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	Net Operating Income	% of NOI
Atlanta, GA	6	2,020	$262,107	96.2%	$1,243	$5,083	14.9%
Raleigh - Durham, NC	6	1,690	246,802	95.9%	1,207	4,215	12.4%
Memphis, TN	4	1,383	149,703	97.3%	1,207	3,315	9.7%
Louisville, KY	6	1,710	202,289	92.7%	1,020	3,144	9.2%
Columbus, OH	6	1,547	157,729	95.0%	1,082	2,812	8.3%
Tampa-St. Petersburg, FL	4	1,104	182,026	92.9%	1,308	2,492	7.3%
Dallas, TX	4	985	140,505	95.3%	1,316	2,143	6.3%
Oklahoma City, OK	5	1,658	79,516	96.9%	703	2,098	6.2%
Huntsville, AL	2	599	33,657	98.0%	1,275	1,855	5.5%
Indianapolis, IN	4	916	110,057	97.2%	1,070	1,788	5.3%
Myrtle Beach, SC - Wilmington, NC	3	628	91,977	94.6%	1,058	1,343	3.9%
Charleston, SC	2	518	64,953	95.0%	1,320	1,210	3.6%
Orlando, FL	1	297	80,246	95.6%	1,438	756	2.2%
Charlotte, NC	1	208	49,194	95.7%	1,519	708	2.1%
Asheville, NC	1	252	42,325	96.8%	1,148	625	1.8%
St. Louis, MO	1	152	28,985	97.4%	1,467	443	1.3%
Total/Weighted Average	56	15,667	$1,922,071	95.5%	$1,142	$34,030	100.0%

VALUE ADD SUMMARY

PROJECT LIFE TO DATE AS OF MARCH 31, 2021

								Renovation Costs per Unit (b)
Property	Market	Percentage Complete	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (d)

Ongoing
Crestmont	Atlanta, GA	97.1%	208	202	203	$154	16.5%	$12,406	$7,742	$20,147	14.9%	9.2%
The Village at Auburn	Raleigh-Durham, NC	92.1%	328	302	290	178	17.0%	14,510	2,108	16,618	14.7%	12.9%
Jamestown	Louisville, KY	87.5%	296	259	266	279	33.6%	15,846	5,161	21,203	21.1%	15.8%
Pointe at Canyon Ridge	Atlanta, GA	85.0%	494	420	407	174	18.1%	9,211	1,773	10,984	22.7%	19.0%
Haverford	Louisville, KY	85.0%	160	136	135	93	11.0%	5,548	798	6,346	20.2%	17.6%
Oxmoor	Louisville, KY	84.5%	432	365	343	186	20.7%	16,270	127	16,471	13.7%	13.6%
Schirm Farms	Columbus, OH	81.1%	264	214	209	92	10.7%	7,836	613	8,448	14.1%	13.1%
Arbors River Oaks	Memphis, TN	77.0%	191	147	144	248	21.3%	11,058	561	11,619	27.0%	25.7%
Creekside Corners	Atlanta, GA	75.7%	444	336	322	182	19.2%	9,071	1,314	10,385	24.1%	21.0%
Stonebridge Crossing	Memphis, TN	75.2%	500	376	361	143	16.9%	10,431	1,131	11,562	16.5%	14.9%
Brunswick Point	Myrtle Beach, SC - Wilmington, NC	72.6%	288	209	214	67	6.7%	6,960	56	7,016	11.5%	11.4%
The Commons at Canal Winchester	Columbus, OH	70.1%	264	185	167	214	24.5%	10,769	402	11,171	23.9%	23.0%
Vantage at Hillsborough	Tampa-St. Petersburg, FL	63.8%	348	222	204	178	16.9%	13,985	2,155	16,140	15.3%	13.2%
Lucerne	Tampa-St. Petersburg, FL	56.2%	276	155	144	215	19.0%	14,453	634	15,240	17.9%	17.0%
Waterford Landing	Atlanta, GA	49.2%	260	128	130	169	15.7%	9,109	685	9,794	22.3%	20.7%
Avalon Oaks	Columbus, OH	46.0%	235	108	108	273	31.3%	11,801	1,021	12,823	27.8%	25.6%
North Park	Atlanta, GA	40.2%	224	90	97	170	16.3%	8,776	268	9,044	23.3%	22.6%
Rocky Creek	Tampa-St. Petersburg, FL	2.7%	264	7	6	305	24.9%	11,833	960	12,794	30.9%	28.6%
Total/Weighted Average			5,476	3,861	3,750	$175	18.5%	$11,325	$1,681	$13,006	18.5%	16.1%

Future
Thornhill (e)	Raleigh-Durham, NC	0.0%	318	0	0	-	0.0%	-	-	-	0.0%	0.0%
Walnut Hill (e)	Memphis, TN	0.0%	362	0	0	-	0.0%	-	-	-	0.0%	0.0%
Meadows (e)	Louisville, KY	0.0%	400	0	0	-	0.0%	-	-	-	0.0%	0.0%
Lenoxplace (f)	Raleigh-Durham, NC	0.0%	268	0	0	-	0.0%	-	-	-	0.0%	0.0%
Westmont Commons (f)	Asheville, NC	0.0%	252	0	0	-	0.0%	-	-	-	0.0%	0.0%
Total/Weighted Average			1,600	0	0	$-	0.0%	$-	$-	$-	0.0%	0.0%

Grand Total/Weighted Average			7,076	3,861	3,750	$175	18.5%	$11,325	$1,681	$13,006	18.5%	16.1%

(a)

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.

(b)

Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

(c)	Calculated using the rent premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit.
(d)	Calculated using the rent premium per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(e)	Renovations at Thornhill and Walnut Hill began in April 2021. Renovations at Meadows are expected to commence in late June 2021.
(f)	We continue to evaluate market conditions with respect to these two properties.

DEBT SUMMARY AS OF MARCH 31, 2021

Dollars in thousands

	Amount	Weighted Average Rate (c)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured credit facility (a)	$194,302	1.6%	Floating	2.1
Unsecured term loans (b)	300,000	1.5%	Floating	3.1
Mortgages	457,173	3.8%	Fixed	3.0
Unamortized deferred financing costs	(3,844)
Total Debt	947,631	2.6%		2.8
Market Equity Capitalization, at period end	1,561,165
Total Capitalization	$2,508,796
(a)

Credit facility total capacity is $350,000, comprised entirely of an unsecured revolving line of credit, of which $194,302 was drawn as of March 31, 2021. The maturity date of borrowings under the revolving line of credit is May 9, 2023.

(b)	Comprised of a $200,000 unsecured term loan with a maturity date of January 17, 2024 and a $100,000 unsecured term loan with a maturity date of November 20, 2024.
(c)

Represents the weighted average of the contractual interest rates in effect as of quarter-end without regard to any interest rate swaps or collars. Our total weighted average effective interest rate during 1Q 2021, after giving effect to the impact of interest rate swaps and collars, was 3.5%.

(d)	As of March 31, 2021, we maintained the following hedges that have effectively fixed a portion of our floating rates debt.
Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Swap	$150,000	4/17/2017	6/17/2021	1.1325%	-	-
Collar	$100,000	11/17/2017	11/17/2024	-	1.25%	2.00%
Collar	$150,000	10/17/2018	1/17/2024	-	2.25%	2.50%
Forward starting swap	$150,000	6/17/2021	6/17/2026	2.1760%	-	-
Forward starting swap	$150,000	5/17/2022	5/17/2027	0.9850%	-	-

DEBT COVENANT AND UNENCUMBERED ASSET STATS AS OF MARCH 31, 2021

Dollars in thousands

Debt Covenant Summary (a)	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	41.6%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	2.5	Yes
Unsecured leverage ratio	≤ 60%	42.5%	Yes
Unencumbered asset debt service ratio	≥ 1.3x	2.0	Yes
(a)

For a complete listing of all debt covenants along with definitions of each covenant calculation see the Unsecured Credit Facility and Unsecured Term Loan Agreements, which are included as exhibits 10.20, 10.6, and 10.15 of our Form 10-K.

Encumbered & Unencumbered Statistics	Total Units	% of Total	Gross Assets	% of Total	Q1 2021 NOI	% of Total
Unencumbered assets	9,409	60.1%	$1,175,172	59.6%	$19,776	58.2%
Encumbered assets	6,258	39.9%	795,807	40.4%	14,197	41.8%
	15,667	100.0%	$1,970,979	100.0%	$33,973	100.0%

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

EBITDA and Adjusted EBITDA

Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.

We updated our definition of CFFO during Q1 2021 to the definition described below. All prior periods have been adjusted to conform to the current CFFO definition.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty losses, abandoned deal costs and debt extinguishment costs from the determination of FFO.

Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

We present net debt because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

	As of
	March 31, 2021	December 30, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Total debt	$947,631	$945,686	$1,004,237	$1,008,911	$1,049,541
Less: cash and cash equivalents	(8,653)	(8,751)	(9,891)	(11,652)	(57,436)
Total net debt	$938,978	$936,935	$994,346	$997,259	$992,105

Same Store Portfolio Net Operating Income

We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs, property management expenses, general administrative expenses, interest expense, and net gains on sale of assets.

Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

We review our same store portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of
	March 31, 2021	December 30, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Total assets	$1,728,016	$1,734,897	$1,700,428	$1,708,912	$1,757,138
Plus: accumulated depreciation	223,187	208,618	194,645	187,758	172,789
Plus: accumulated amortization	19,776	19,380	19,827	19,754	19,567
Total gross assets	$1,970,979	$1,962,895	$1,914,900	$1,916,424	$1,949,494